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                        EXHIBIT   10.12








































                                                      PAGE 413


           BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
     $80,000,000   10.60% SUBORDINATED NOTES DUE JUNE 27, 2005

                         TABLE OF CONTENTS


                                                           Page
1.  AUTHORIZATION OF ISSUE OF NOTES. . . . . . . . . . . .   1

2.  PURCHASE AND SALE OF NOTES; CLOSING. . . . . . . . . .   1

3.  CONDITIONS OF CLOSING . . . . . . . . . . . . . . . . .  2

4.  PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . .   4

5.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . .   5

6.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . .  12

7.  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . .  26

8.  SUBORDINATION OF THE NOTES . . . . . . . . . . . . . .  30

9.  REPRESENTATIONS, COVENANTS AND WARRANTIES. . . . . . .  37

10. REPRESENTATIONS OF THE PURCHASER . . . . . . . . . . .  46

11. DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .  48

12. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . 57


PURCHASER SCHEDULE

EXHIBIT A    -  Form of Note
EXHIBIT B-1  -  Form of opinion of Special Counsel to the
                Company
EXHIBIT B-2  -  Form of opinion of Debevoise & Plimpton
EXHIBIT C    -  Indebtedness Secured by Liens of the
                Company and Restricted, Subsidiaries
EXHIBIT D    -  Restricted Subsidiaries
EXHIBIT E    -  Certain outstanding Indebtedness of the
                Company and Restricted Subsidiaries
EXHIBIT F    -  Terminated Plans
EXHIBIT G    -  Subsidiary Guarantee

                                                                 PAGE 414

 10274499

                BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
                               1830 Route 130

                        Burlington, New Jersey 08016


                                       As of June 27, 1990

   To each of the Purchasers
      listed in the attached
      Purchaser Schedule

   Gentlemen:

             The undersigned, Burlington Coat Factory
   Warehouse Corporation (herein called the "Company"), hereby agrees with you as follows:

             1.  AUTHORIZATION OF ISSUE OF NOTES.  The
   Company will authorize the issue and sale of its subordi-nated promissory notes in the aggregate principal amount of $80,000,000, to be dated the date of issue thereof, to mature June 27, 2005, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 10.60% per annum and on overdue principal, premium and interest at the rate specified therein, and to be substan-tially in the form of Exhibit A attached hereto (any such notes which may be issued under this Agreement and the other Agreements referred to in paragraph 2 and any such notes which may be issued hereunder and thereunder in substitution or exchange for any such note pursuant to any such provision collectively referred to herein as the "Notes").

             2.  PURCHASE AND SALE OF NOTES; CLOSING.

             2A.   Purchase and Sale of Notes.  The Company
   hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company Notes at l00% of the aggregate principal amount of such Notes, registered in your name or that of your nominee or nominees, in such denominations, and in the aggregate principal amount, in each case as specified opposite your name in the Purchaser Schedule attached hereto. Concurrently with the execution and delivery of this Agreement, the Company is entering into separate Note Agreements (the "Other Agreements") identical with this Agreement (except as to the identity of the purchaser and the principal amount of Notes to be acquired) with the

                                                                  PAGE 415

   other purchasers (herein called the "Other Purchasers" named in the Purchaser Schedule. The sale of Notes under this Agreement and the other Agreements are to be separate and several transactions.

             2B. Closing. The purchase and sale of the Notes shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 at a closing (the "Closing") to be held on June 27, 1990 or on such other date as you and the other Purchasers and the Company may agree (the date of the Closing being referred to herein as the "Closing Date"). At the closing, the Company will deliver to you the Notes to be purchased by you at the closing -as set forth opposite your name in the Purchaser Schedule against payment of the purchase price therefor by transfer of immediately available funds for credit to the Company's account #020014368 at Chemical Bank, New York, New York, ABA #020000128.

             3. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the fulfillment to your satisfac-tion, on or before the Closing Date, of the following conditions:

             3A. Opinions of Counsel. You shall have re-ceived (i) a favorable opinion, dated the Closing Date and addressed to you, from Reid & Priest, special counsel to the Company, in substantially the form set forth in Ex-hibit B-1 and covering such other matters incident to such transactions as you may reasonably request; and (ii) a favorable opinion, dated the Closing Date and addressed to you, from Debevoise & Plimpton, your special counsel in connection with the transactions contemplated by this Agreement, in substantially the form set forth in Exhibit B-2. To the extent that any opinion referred to above in this paragraph 3A is rendered in reliance upon the opinion of any other counsel, you shall have received a copy of such opinion of such other counsel dated the Closing Date and addressed to you or a letter from such other counsel, dated the Closing Date and addressed to you, authorizing you to rely on such other counsel's opinion.

         3B. Representations and Warranties; Compliance; No Default. The representations and warranties contained in paragraph 9 shall be true on and as of the Closing Date, except to the extent of changes caused by the trans-



                                      PAGE 416




   actions herein contemplated; there shall exist on the Closing Date no Event of Default or Default; the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be per-formed or complied with by it at or prior to the closing; and the Company shall have delivered to you an officer's Certificate, dated the closing Date, certifying as to the matters set forth in this paragraph 3B.

         3C. Sale of Notes to other Purchasers. The Company shall have sold to the other Purchasers the Notes to be purchased by them at the closing and shall have received payment in full therefor.

         3D. Purchase Permitted by Applicable Laws. The offering, issuance, purchase and sale of, and payment for, the Notes to be purchased by you on the Closing Date on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securi-ties Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish com-pliance with this condition.

         3E. Consent of Banks. The Company shall have duly obtained, and delivered to your special counsel copies of, waivers of Mellon Bank (East) National Association ("Mellon") and BancOhio National Bank ("BancOhio") of the provisions of Section 7.16 of (i) in the case of Mellon, the Revolving Credit Agreement dated August 29, 1985, between Mellon and the Company and (ii) in the case of BancOhio, the Revolving Credit Agreement dated August 30, 1985, between BancOhio and the Company, as each has been heretofore amended, to permit the Company to issue and sell the Notes.

         3F. Guarantee. Burlington Coat Factory Warehouse of New Jersey, Inc. (the "Guarantor") shall have executed and delivered to you the Subsidiary Guarantee (such Guarantee, as amended from time to time pursuant to the terms thereof, being herein called the "Guarantee"), substantially in the form attached hereto as Exhibit G. The Guarantee shall be in full force and effect, and no

                                                                  PAGE 417


   term or condition thereof shall have been amended, modi-fied or waived, except with your prior written consent.

         3G. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents inci-dent thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

         4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments speci-fied in paragraph 4A and also under the circumstances set forth in paragraph 4B.

         4A. Required Prepayments. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $8,000,000 on June 27 in each of the years 1996 through 2004, inclusive, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any prepayment required by this paragraph 4A. The remaining $8,000,000 principal amount, or the unpaid balance then outstanding, of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

         4B. Optional Prepayment of Notes With Retirement Premium. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Retirement Premium, if any, with respect to each such Note.

         4C. Notice of Optional Prepayment. The Company shall give the holder of each Note to be prepaid in whole or in part pursuant to paragraph 4B irrevocable written notice of any such prepayment at least 20 Business Days prior to the prepayment date, specifying the date of such prepayment, and the principal amount of the Notes, and the Notes held by such holder, being prepaid. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together


                                                                  PAGE 418



   with interest thereon to the prepayment date and the pre-mium, if any, herein provided, shall become due and pay-able on such prepayment date. On the Business Day next preceding the prepayment date, the Company shall deliver to the holder of each Note being prepaid an officer's - Certificate stating whether a Retirement Premium is payable in connection with such prepayment and setting forth the calculations used in making such determination.

         4D. Partial Payments Pro Rata. Upon any partial prepayment of the Notes, the principal amount so prepaid shall be allocated to all Notes at the time outstanding - (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or acquired by the Company or any Subsidiary or Affiliate other than by prepayment pursuant to paragraph 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

         4E. Retirement of Notes. The company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

         5.   AFFIRMATIVE COVENANTS.

         5A. Financial Statements. The Company covenants that it will deliver to each Significant Holder in quadruplicate:

         (i) as soon as practicable and in any event not more than 45 days after the end of each quarterly period in each fiscal year of the Company (except the



                                                             PAGE 419




   fourth quarter), a consolidated balance sheet of the company and its Subsidiaries and of the Company and its Restricted Subsidiaries as at the end of such quarterly period and the related consolidated statements of income and cash flows of the Company and its Subsidiaries and of the Company and its Restricted Subsidiaries for such period setting forth, in each case in comparative form, figures for the corresponding period in the preceding fiscal year of the Company all in reasonable detail and in a form acceptable to the Required Holder(s) and certified by the chief accounting officer of the Company as fairly presenting the consolidated financial condition of the Company and its Restricted Subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows, in each case for the periods indicated, in conformity with generally accepted accounting principles applied on a basis consistent with prior periods (except as disclosed in the certificate of such chief accounting officer), subject to changes resulting from year-end adjustments;

        (ii) as soon as practicable and in any event not more than 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries and of the Company and its Restricted Subsidiaries as at the end of such year and the related consolidated statements of income and cash flows of the company and its Subsidiaries and of the Company and its Restricted Subsidiaries for such year. and setting forth, in comparative form, corresponding figures for the preceding fiscal year of the Company, all in reasonable detail and satisfactory in scope to the Required Holder(s) and accompanied by a report thereon of Deloitte & Touche or other independent public accountants of recognized national standing selected by the Company and reasonably acceptable to the Required Holder(s), which report shall state that such consolidated financial statements present fairly the financial position of the Company and its Subsidiaries and of the Company and its Restricted Subsidiaries as at dates indicated and the consolidated results of their operations and cash flows for the periods indicated in conformity with generally accepted accounting principles applied on a basis consistent with prior




                                                                 PAGE 420




   years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

        (iii) together with each delivery of financial statements of the Company and its Subsidiaries and of the Company and its Restricted Subsidiaries pursuant to subparagraphs (i) and (ii) of this paragraph 5A, an officer's Certificate (a) stating that the signer has reviewed the terms of this Agreement and the Notes and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the company and its Subsidiaries and of the Company and its Restricted Subsidiaries during the fiscal period covered by such financial statements and that such review has not disclosed the existence during or at the end of such fiscal period, and that the signer does not have knowledge of the existence as at the date of the officer's Certificate, of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto and
   (b) demonstrating (with computations in reasonable detail) compliance by the Company with the provisions of paragraphs 6A, 6B(2), 6B(3), 6C and 6F;

        (iv) together with each delivery of financial statements of the Company and its Subsidiaries and of the Company and its Restricted Subsidiaries pursuant to subparagraph (ii) of this paragraph 5A, a certifi-cate by the Company's independent public accountants stating (a) that their audit examination has included a review of the terms of this Agreement and the Notes as they relate to accounting matters and that such review is sufficient to enable them to make the statement referred to in clause (c) of this subparagraph (iv), (b) whether, in the course of their audit examination, there has been disclosed the existence during the fiscal year covered by such financial statements (and whether they have knowledge of the existence as of the date of such accountants, certificate) of any condition or event which constitutes a Default or Event of Default and if during




                                                                  PAGE 421




   their audit examination there has been disclosed (or if they have knowledge of) such a condition or event, specifying the nature and period of existence thereof (it being understood, however, that such accountants shall not be liable to any Person by reason of their failure to obtain knowledge of any Default, or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards), and (c) that based on their annual audit examination nothing came to their attention which causes them to believe that the information contained in the Officer's Certificate delivered therewith pursuant to subparagraph
   (iii) of this paragraph 5A is not correct or that the matters set forth in such Officer's Certificate are not stated in accordance with the terms of this Agreement;

        (v) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company with any securities exchange or with the Securities and Exchange Commission or with NASDAQ, and of all press releases and other written statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company and its Subsidiaries;

        (vi) promptly upon receipt thereof by the Company, copies of all material reports submitted to the Company by independent public accountants and consultants in connection with each annual, interim or special audit of the books of the Company or any of its Subsidiaries made by such accountants;

        (vii) promptly upon any officer of the Company obtaining knowledge (a) that a condition or event exists that constitutes a Default or Event of De-fault, (b) that the holder of any Note has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agree-ment or any of the Other Agreements, (c) of any con-dition or event which could reasonably be expected to have a material adverse effect on the business,


                                                                PAGE 422



   condition (financial or other), assets, properties, operations or prospects of the Company or the Company and its Restricted Subsidiaries taken as a whole, (d) that any Person has given any notice to the Company or any Restricted Subsidiary or taken any other action with respect to a claimed Default or event or condition of the type referred to in subparagraph (iii) of paragraph 7A or claimed default of the type referred to in paragraph 8D, or (e) of the institution of any litigation involving claims against the Company, equal to or greater than $1,000,000 with respect to any single cause of action or $5,000,000 in the aggregate, an officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, default, event or condition, and what action the Company has taken, is taking or proposes to take with respect thereto;

        (viii) promptly upon any officer of the Company obtaining knowledge of the occurrence of any (i) "re-portable event", as such term is defined in section 4043 of ERISA, (ii) "prohibited transaction", as such term is defined in section 4975 of the Code, in connection with any Plan or any trust created thereunder which is not otherwise exempt under a statutory, class or administrative exemption, (iii) event described in paragraph 6E, (iv) reorganization or termination of any Multiemployer Plan to which the Company or any Related Person is obligated or has been obligated to contribute,
   (y) termination of any Plan, or proceedings to terminate any Plan which are pending or threatened or (vi) liability to or on account of any Plan under section 4062, 4063 or 4064 of ERISA which will or may be incurred by the Com-pany, any Subsidiary or a Related Person, a written notice specifying the nature thereof, what action the Company or any Related Person has taken, is taking and proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto;

        (ix) immediately upon the acceleration of the maturity of any Senior Debt or the receipt by the Company of a Payment Notice, an Officer's Certificate describing the same; and


                                                                PAGE 423

          (x)   with reasonable promptness, such other
   information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by any Significant Holder.

             5B. Inspection of Property. The Company cove-nants that it will permit any Person designated by any significant Holder in writing, at such significant Hold-er's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the cor-porate books and financial records of the company and its subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company or its independent public accountants (and by this provision the Company authorizes such accountants to dis-cuss with any Person so designated the affairs, finances and accounts of the Company and its Subsidiaries, provided that prior written notice of such discussion shall have been given by such significant Holder to the Company), all at such reasonable times and as often as such Significant Holder may reasonably request.

         5C. Covenant to Secure Notes Equally. The Company covenants that, if it or an Restricted Subsidiary shall create or incur, or suffer to be incurred or to exist, any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) or 6C (unless prior written consent to the creation, incurrence or existence thereof shall have been obtained pursuant to paragraph 12C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all obligations thereby secured so long as any such obligations shall be so secured, provided that such security shall not in any way alter the rights under paragraph 8 of the holders of Senior Debt and the Notes.

             5D. Corporate Existence, etc. The Company covenants that it will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises material to its business, and those of each of its Restricted Subsidiaries, except as otherwise speci-fically permitted by paragraph 6B(6), provided that the corporate existence of any Restricted Subsidiary may be terminated if, in the good faith judgment of the board of

                                                                PAGE 424




   directors of the Company, such termination is in the best interest of the Company and is not disadvantageous to the holders of the Notes.

             5E. Payment of Taxes and Claims. The Company covenants that it will, and will cause each of its Subsid-iaries to, pay all taxes, assessments and other governmen-tal charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets, provided that no such tax, assessment, charge or claim need be paid (i) if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserves or other appro-priate provision, if any, as shall be required by general-ly accepted accounting principles shall have been made therefor, or (ii) if and to the extent that nonpayment thereof would not materially adversely affect the busi-ness, condition (financial or other), assets, properties, operations or prospects of the Company or the Company and its Restricted Subsidiaries taken as a whole.

             5F. Compliance with Laws, etc. The Company covenants that it will, and will cause each of its Subsid-iaries to, comply with the requirements of all applicable. laws, rules, regulations and orders of any governmental authority, the noncompliance with which would materially adversely affect the business, condition (financial or other), assets, properties operations or prospects of the Company or the Company and its Restricted Subsidiaries taken as a whole.

             5G. Maintenance of Properties; Insurance. The Company covenants that it will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of the Company and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company covenants that it will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and busi-ness of its Restricted Subsidiaries against loss or damage of the kinds customarily insured against by corporations


                                                                PAGE 425



   of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circum-stances by such other corporations.

         6.  NEGATIVE COVENANTS.

         6A. Restricted Payments. The Company covenants that it will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividends, either in cash or property, on any shares of capital stock of the Company of any class (except dividends or other distributions payable solely in shares of capital stock of the Company), (ii) purchase, redeem or retire any shares of capital stock of the Company of any class or any warrants, rights or options to purchase or acquire any shares of capital stock of the Company other than in exchange for or out of the net proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock, or (iii) make any other payment or dis-tribution in respect of any shares of capital stock of the Company (such restricted declarations or payments of dividends, purchases, redemptions or retirements of capi-tal stock and warrants, rights or options, and all such other restricted distributions, being herein collectively called "Restricted Payments"), if after giving effect to any such Restricted Payment the aggregate amount of all sums and property included in all Restricted Payments made during the period from and after December 31, 1989 to and including the date of the making of such Restricted Pay-ment, would exceed the sum of (a) $30,000,000 plus (b) 80% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Con-solidated Net Income is a deficit figure, then minus 100% of such deficit). The Company will not, and will not permit any Restricted Subsidiary to, authorize or make a Restricted Payment if after giving effect to the proposed Restricted Payment, a Default or Event of Default would exist, or the Company could not incur at least $1.00 of additional Indebtedness under the provisions of paragraph 6B(2). "Consolidated Net income" shall mean consolidated gross revenues of the Company and its Restricted Subsidiaries less all operating and non-operating expenses of the Company and its Restricted Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremit-

                                                                 PAGE 426
   ted foreign earnings which are include and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes ap-plicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets
   (i.e., assets other than current assets), any gains resulting form the write-up of assets, any equity of the Company or any Restricted Subsidiary in the unremitted earnings of the corporation which is not a Restricted
   Subsidiary, any earnings of any Person acquired by the Company or any Restricted Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition, or any deferred credit representing the excess of equity in any Restricted
   Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary; all determined in accordance with generally accepted accounting principles.

             6B. Lien, Debt and other Restrictions. The company covenants that it will not, and will not permit any Restricted Subsidiary to:

             6B(l) Liens -- Except as expressly permitted by paragraph 6C, create or incur, or suffer to be incurred or to exist, any Lien on its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its general creditors (in each case whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5C), except

              (i) Liens for taxes and assessments or govern-
            mental charges or levies or Liens securing claims or demands or mechanics and materialmen or other like Liens, provided that such taxes, assessments, charges, levies, claims or demands are not due and payable or are being contested as permitted by paragraph 5E;

              (ii) Liens of or resulting from any litigation
            or legal proceeding which are being contested in good faith by appropriate actions or proceedings or any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or the Restricted Subsidiary party thereto shall at any time in good

                                                                  PAGE 427


           faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

               (iii) Liens and priority claims incidental to the conduct of its business or the ownership of its properties and assets (including carrier's, ware-housemen's and attorneys' Liens and statutory land-lords' Liens) and deposits, pledges or Liens to secure the performance of bids, tenders or trade contracts or leases, or to secure statutory obliga-tions, surety or appeal or customs bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obli-gation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

               (iv) minor survey exceptions or minor encum-brances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in the aggregate materially impair the operation of the business of the Company and its Restricted Subsidiaries;

              (v)   Liens securing Indebtedness of a Restricted
           Subsidiary to the Company or to a Wholly-Owned
           Restricted Subsidiary;

              (vi)   Liens existing as of June 20, 1990 and
           securing the Indebtedness of the Company or any Restricted Subsidiary outstanding on such date and specified in Exhibit C attached hereto, and Liens renewing, extending or refunding such Liens, provided that the principal amount secured is not increased, and such Liens are not extended to other property; and

              (vii)  Liens given or incurred after the date
            hereof to secure the payment of the purchase price or



                                                                 PAGE 428



           the construction cost incurred in connection with the acquisition, construction or improvement of existing or acquired fixed assets intended to be used in carrying on the business of the Company or a Restricted subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach, provided that (a) the Lien shall attach solely to the property acquired, constructed, improved or purchased, (b) at the time of acquisition of any such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to 100% of the lesser of (A) the total purchase price (if acquisition by stock, then the purchase price shall be deemed to include liabilities assumed in the acquisition) of such fixed assets, including construction or improvement cost, and (B) the fair market value of such fixed assets at the time of acquisition thereof (as determines in good faith by the board of directors of the Company), and (c) after giving effect to the giving or incurrence of any such Lien or the acquisition of fixed assets subject to any such Lien, the Company could incur at least $1 of additional Indebtedness pursuant to paragraph 6B(2);

             6B(2) Debt -- Create, incur or assume any Indebtedness (other than Indebtedness owed by a Restricted Subsidiary to the Company or a Wholly-owned Restricted Subsidiary) unless, at the time of the creation, incur-rence or assumption thereof and after giving effect there-to and to the concurrent repayment of any Indebtedness, Consolidated Indebtedness shall not exceed 60% of Total Capitalization. For all purposes of this Agreement, (i) any, Indebtedness or other obligations owed by a corpora-tion which hereafter becomes a Restricted Subsidiary shall be deemed to have been incurred by such corporation imme-diately after it first becomes a Restricted Subsidiary, and (ii) any Indebtedness or other obligations owed by a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary which hereafter become owed to any Person other than the company or a Wholly-Owned Restricted


                                                                  PAGE 429

   Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary at the time first owed to such other
   Person;

             6B(3) Sale and Leaseback Transactions -- Except as expressly permitted by paragraph 6C, enter into or become liable as lessee or as guarantor with respect to any lease of any Principal Property whether now owned or hereafter acquired by the Company or any Restricted Sub-sidiary, which has been or is to be sold or transferred by the Company or any Restricted Subsidiary to any Person other than the Company or any Wholly-Owned Restricted Subsidiary and having a term (including all renewal terms, whether or not exercised) of more than 36 months from the date of inception of such lease (with respect to any Principal Property, any such sale or transfer and lease or guarantee thereof, a "Sale and Leaseback Transaction"), unless (i) if such lease is a Capitalized Lease, the Capitalized Lease Obligations thereunder are permitted by the provisions of paragraph 6B(2), after giving effect to the application of proceeds of the sale of such Principal Property under clause (ii) below and (ii) the net proceeds of the sale or transfer of such Principal Property are at least equal to the fair value (as determined by the Com-

   pany's board of directors in good, faith) thereof and the Company (a) shall offer to purchase, in accordance with paragraph 4E, a principal amount of Notes equal to the product obtained by multiplying the amount of such net proceeds by a fraction the numerator of which is the aggregate principal amount of Notes at the time outstand-ing and the denominator of which is Consolidated Indebted-ness (excluding Guaranties), at a price equal to the principal amount of the Notes to be purchased plus inter-est accrued thereon to the date of purchase, but without premium, and (b) shall apply an amount in cash equal to such net proceeds to the retirement (other than any manda-tory retirement or by way of payment at maturity except that the Company may apply amounts to mandatory retirement or payment at maturity of Indebtedness other than that evidenced by the Notes if immediately prior to and without giving effect to such mandatory retirement or payment at maturity of other indebtedness, Consolidated Indebtedness shall not exceed 40% of Total Capitalization), within 180 days of the effective date of any such Sale and Leaseback Transaction, of Indebtedness of the Company or any Restricted Subsidiary included in Consolidated Indebted-ness (including the Notes purchased pursuant to clause (a) above but excluding Guaranties). For purposes of this


                                                                PAGE 430

   paragraph 6B(3), the term "Principal property" shall mean real or tangible property owned by the Company or any Restricted subsidiary constituting a part of any store, warehouse, distribution center, manufacturing or office facility including leasehold improvements and fixtures constituting a part of such store, warehouse, distribution center, manufacturing or office facility, but shall not include personal property (including, but not limited to, motor vehicles, mobile materials handling equipment, cash registers and other types of point of sale recording devices and related equipment, data processing and other office equipment) the net book value of which, determined on a cumulative basis calculated from the Closing Date to the date of determination thereof, is less than 1% of Consolidated Net Worth;

         6B(4) Restriction on Indebtedness of Restricted Subsidiaries -- Permit any Restricted Subsidiary to cre-ate, incur or assume any Indebtedness other than (i) In-debtedness secured by a Lien permitted under any of clauses (i) through (vii) of paragraph 6B(1), (ii) unse-cured Indebtedness of a corporation existing at the time such corporation is merged into or consolidated with, or sells or otherwise transfers substantially all its assets (or those of a division thereof) to, such Restricted Subsidiary, (iii) unsecured Indebtedness of a corporation existing at the time such corporation first becomes such Restricted Subsidiary, (iv) Indebtedness of such Restricted Subsidiary owed to the Company or a Wholly-Owned Restricted Subsidiary, or (v) Indebtedness of the Guarantor under the agreement referred to in clause (ii) of paragraph 3E, and except for any extension, renewal or replacement of any Indebtedness referred to in clauses (i) through (iv) of this paragraph 6B(4), provided that the aggregate principal amount thereof or the aggregate preference on involuntary liquidation thereof, as the case may be, shall not be increased;

             6B(5) Loans, Advances and Investments -- Make or permit to remain outstanding any loan or advance to, or extend credit to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (all of the foregoing being referred to herein as "Investments"), except that the Company or any Restricted Subsidiary may

        (i) subject to paragraph 6F, make or permit to remain outstanding loans or advances to, or own,


                                                                PAGE 431


   purchase or acquire obligations or securities evidencing
   Indebtedness of, any Subsidiary;

        (ii) subject to paragraph 6F, own, purchase or acquire stock of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary;

        (iii)  acquire and own stock, obligations or
   securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Restricted Subsidiary;

        (iv) own, purchase or acquire marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof and maturing within one year from the date of acqui-sition thereof;

        (V) make demand deposits in banks in the ordinary course of business (not for investment purposes), and make deposits, including but not limited to time deposits, or own certificates of deposit of United States dollars maturing within one year from the date of acquisition thereof issued by commercial banks chartered under the laws of the United States of America or any state thereof or the District of Columbia, each having as at any date of determination combined capital and surplus of not less than $100,000,000 (determined in accordance with generally accepted accounting principles) which has a long-term bank deposit rating of A2 or better by Moody's Investor service, Inc. (or comparably if the rating system is changed) and having insurance of customers' deposits with the Federal Deposit Insurance Corporation;

        (vi) own, purchase or acquire commercial paper, master notes, repurchase agreements, bankers' acceptances and other similar money market instruments, in each case maturing no more than 270 days from the date of acquisition thereof and having as at any date of determination one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; and

        (vii) endorse negotiable instruments for collection in the ordinary course of business;



                                                                PAGE 432
   6B(6) Merger and Sale of Assets -- Merge or consolidate with any other Person or sell, lease or trans-fer or otherwise dispose of all or substantially all its assets to any Person or Persons, except that

              (i) any Restricted Subsidiary may merge with the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more other Restricted Subsidiaries if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes a Default or Event of Default;

              (ii)  any Restricted Subsidiary may sell,
            lease, transfer or otherwise dispose of any of its assets to the Company or another Restricted
            Subsidiary;

              (iii)  the Company may merge or consolidate
            with, or sell or dispose of all or substantially all of its assets to, any other corporation (including, without limitation, any Restricted Subsidiary), provided that (a) either (x) the Company shall be the continuing or surviving corporation (in the case of any such merger), or
            (y) the successor or acquiring corporation shall be a solvent corporation organized under the laws of any State of the United States of America and shall expressly assume in writing all of the obligations of the Company under this Agreement and on the Notes, including all covenants herein and therein contained, and such successor or acquiring corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, provided, however, that no such sale shall release the Company from any of its obligations and liabilities under this Agreement or the Notes unless such sale is followed by the complete liquidation of the Company and substantially all the assets of the Company immediately following such sale are distributed in such liquidation, and (b) immediately after giving effect to such transaction, (x) the Company, as the continuing or surviving corporation, or the successor or acquiring corporation, as the case may be, shall be able to incur at least $1 of additional Indebtedness under the provisions of paragraph 6B(2) and shall not own any stock or other securities, equity interests, property or assets which it could not acquire, or

                                                                  PAGE 433

            have outstanding any loan or advance which it could not make, under the provisions of paragraph 6F, and
            (y) no condition or event shall exist which consti-tutes a Default or Event of Default; and

                (iv)  any Restricted Subsidiary may merge or
            consolidate with, or sell or dispose of all or sub-stantially all of its assets to, any other corpora-tion, provided that (a) the corporation which is the continuing, surviving, successor or acquiring corporation shall be a Restricted Subsidiary and
            (b) immediately after such merger or consolidation or such sale or other disposition, (x) no condition or event shall exist which constitutes a Default or Event of Default and (y) such Restricted Subsidiary, as the continuing, surviving, successor or acquiring corporation, as the case may be, (A) shall be able to incur at least $1 of additional Indebtedness under the provisions of paragraph 6B(2) and (B) shall not own any stock or other securities, equity interests, property or assets which it could not acquire, or have outstanding any loan or advance which it could not make, under the provisions of paragraph 6F;

             6B(7) Sale or Discount of Receivables -- Sell with recourse any of its notes or accounts receivable or sell any of its notes or accounts receivable on terms (including discounts and commissions) which are not rea-sonable and competitive with terms being offered generally at the time by purchasers of notes and accounts receivable of the type and in the volume being sold;

             6B(8) Transactions with Affiliates -- Directly or indirectly, engage in any transaction (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Affili-ate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restrict-ed Subsidiary's business and upon fair and reasonable terms that are comparable to those which might be obtained at arm's length between unaffiliated parties.

             6C. Permitted Financing Transactions. Not-withstanding anything to the contrary contained in para-graphs 5C, 6B(l) and 6B(3), but subject to the provisions of paragraph 6B(2), (i) the Company may create, incur or assume Indebtedness secured by a Lien in addition to the Liens permitted by clauses (i) through (vii) of paragraph

                                                                  PAGE 434
   6B(1) and (ii) the Company may enter into Sale and Leaseback Transactions without applying funds to the retirement of Indebtedness as provided in paragraph 6B(3), if the aggregate amount of all Indebtedness secured by Liens permitted by clause (i) of this paragraph 6C and Attributable Debt in respect of Sale and Leaseback Trans-actions permitted by clause (ii) of this paragraph 6C, in each case excluding Indebtedness or Attributable Debt of a Restricted Subsidiary owed to the Company or a Wholly-
   Owned Restricted Subsidiary, does not exceed 15% of Total
   Capitalization, as computed as of the time of becoming liable with respect to such obligation.

          The term "Attributable Debt" shall mean at any time, in the case of a Capitalized Lease, the Capitalized Lease Obligations under such Capitalized Lease determined at such time, and in the case of any other lease, the present value determined at such time (computed by dis-counting at the rate of 10.60% per annum compounded semi-annually) of the obligation of the lessee for net rental payments during the remaining term of such lease (includ-ing any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder not including, however, any amounts required to be paid by such lessee (whether or not therein designated as rental or additional rental) on account of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee there-under or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, main-tenance and repairs, insurance, taxes, assessments, water rates or similar charges.

           6D.     Transactions by Restricted Subsidiaries.
   The Company covenants that it will not permit any Re-stricted Subsidiary to (i) (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) issue, sell or otherwise dispose of (a) any shares of any Preferred Stock except to the Company of any Wholly-Owned Restricted Subsidiary or
   (b) any shares or Common Stock except (x) to the Company or another Restricted Subsidiary and (y) concurrently to any minority shareholders of such Restricted Subsidiary to the extent necessary to maintain such minority sharehold-ers' percentage ownership of outstanding shares of common


                                                                PAGE 435


   Stock of such Restricted Subsidiary, or (ii) sell or otherwise dispose of, or part with control of, any In-debtedness of the Company, except to the Company.

         6E. Compliance with ERISA. The Company will not, and will not permit any Related Person to:

         (i) engage in any transaction in connection with which the Company or any Related Person could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of section 4068(f) of ERISA or an amendment of a Plan within the meaning of section 4041(e) of ERISA), which could result in any liability of the Company or any Related Person to the PBGC, to a Plan or to a trustee appointed under section 4042(b) or (c) of n ERISA, incur any liability to the PBGC or a Plan on account of a withdrawal from or a termination of a Plan under section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in section 3(1) of ERISA, fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, the Company or any Related Person is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency whether or not waived, with respect to any Plan (other than a Multiemployer Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could reasonably be expected to result in a liability of the Company or any Related Person in excess of $500,000 in the aggregate;

         (ii) at any time permit the value of all benefit liabilities (determined in each case as of the end of the relevant Plan year) under all Plans maintained at such time by the Company or any of its Subsidiaries or any Related Person (other than Multiemployer Plans) to exceed the current value (as of such date) of the assets of all such Plans allocable to such benefit liabilities by more than $500,000;



                                                                  PAGE 436



              (iii)  permit the aggregate complete or
            partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Company or its Subsidiaries or any Related Person or the aggregate liability under Title IV of ERISA incurred by the Company or its Subsidiaries or any Related Person to exceed $500,000; or

              (iv) permit the sum of (a) the amount of un-funded benefit liabilities referred to in subpara-graph (ii) of this paragraph 6E and (b) the amount of the aggregate incurred withdrawal liability referred to in subparagraph (iii) of this paragraph 6E to exceed $500,000.

   For the purposes of subparagraphs (iii) and (iv) of this paragraph 6E, the amount of the withdrawal liability of the Company and its Subsidiaries and the Related Persons at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof as to which the Company reasonably believes, after appropriate consideration of possible adjustments arising under subtitle E of Title IV of ERISA, it and its Subsid-iaries and their Related Persons will have no liability, provided that the Company shall obtain prompt written advice from independent actuarial consultants supporting such determination. The Company agrees that it will (x) once in each calendar year, beginning in 1990, request. and obtain a current statement of withdrawal liability from each Multiemployer Plan to which the Company or any Related Person is or has been obligated to contribute and
   (y) transmit a copy of such statement to each Significant Holder, within 15 days after the Company receives the same. As used in this paragraph 6E, the term "accumulated funding deficiency" has the meaning specified in section 302 of ERISA and section 412 of the Code,, the terms "present value" and "current value" have the meanings specified in section 3 of ERISA, the term "benefit liabilities" has the meaning specified in section 4001(a)(16) of ERISA and the term "amount of unfunded liabilities" has the meaning specified in section 4001 of ERISA.

             6F. Acquisition of Unrelated Businesses.  The
   Company covenants that it will not, and will not permit any Subsidiary to, at any time purchase or acquire any stock or other securities of, or equity interest in, any



                                                                PAGE 437

   corporation or other entity (whether or not constituting a Subsidiary) which directly, or indirectly through direct or indirect ownership of any other corporation or entity, owns or operates any Unrelated Business, or make any capital contribution, loan or advance to any such cor-poration or other entity, or purchase or acquire any assets or property which constitute an Unrelated Business (any such purchase acquisition, capital contribution, loan or advance being herein called an "Unrelated Business Transaction") unless (i) in the case of any such Unrelated Business Transaction involving a Permitted Manufacturer,
   (a) the sum of the Net Sales Transaction Percentages for all Unrelated Business Transactions involving Permitted Manufacturers occurring during the period of (x) 36 months ending on the effective date of such Unrelated Business Transaction, including such Unrelated Business Transac-tion, would not exceed 20% and (y) 60 months ending on the effective date of such Unrelated Business Transaction, including such Unrelated Business Transaction, would not exceed 30%, and (b) the sum of the EBIT Transaction Per-centages for all Unrelated Business Transactions involving Permitted Manufacturers occurring during the period of (x) 36 months ending on the effective date of such Unrelated Business Transaction, including such Unrelated Business Transaction, would not exceed 20%, and (y) 60 months ending on the effective date of such Unrelated Business Transaction, including such Unrelated Business Transac-tion, would not exceed 30%, and ii) in the case of any such Unrelated Business Transaction not involving a Per-mitted Manufacturer, (a) the sum of the Net Sales Transac-tion Percentages for all Unrelated Business Transactions not involving Permitted Manufacturers after the date of this Agreement, including such Unrelated Business Transac-tion, would not exceed 10%, and (b) the sum of the EBIT Transaction Percentages for all Unrelated Business Trans-actions not involving Permitted Manufacturers after the date of this Agreement, including such Unrelated Business Transaction, would not exceed 10%, provided that the Company or any Subsidiary may make a loan or advance in the ordinary course of business to a Subsidiary previously acquired in an Unrelated Business Transaction (and any loan or advance so made shall not constitute an Unrelated Business Transaction) if the proceeds of such loan or advance are not applied to material capital expenditures or to the expansion of any Unrelated Business.

             For purposes of this paragraph 6F, the term "Net
   Sales Transaction Percentage" shall mean, with respect to

                                                                 PAGE 438


   any Unrelated Business Transaction, the fraction (ex-pressed as a percentage) of which the numerator is the Consolidated Net Sales of the corporation or other entity being acquired or otherwise involved in such Unrelated Business Transaction (and its subsidiaries), or generated by the assets or property being acquired, for the period of twelve months ended at the end of the fiscal quarter of the Company then most recently completed, and the deno-minator is the Consolidated Net Sales of the Company and its Subsidiaries for the same period; the term "EBIT Transaction Percentage", shall mean, with respect to any Unrelated Business Transaction, the fraction (expressed as a percentage) of which the numerator is IBIT of the cor-poration or other entity being acquired or otherwise involved in such Unrelated Business Transaction (and its subsidiaries), or generated by the assets or property being acquired, for the period of twelve months ended at the end of the fiscal quarter of the Company then most recently completed, and the denominator is EBIT of the Company and its Subsidiaries for the same period; the term "Consolidated Net Sales" shall mean, with respect to any corporation or other entity (and its subsidiaries), or any assets or property, for any period, the consolidated revenues of such corporation or other entity (and its sub-sidiaries), or generated by such assets or property, as the case may be, as the same would appear on a consoli-dated statement of income prepared in accordance with generally accepted accounting principles for such period, after deducting therefrom any returns and allowances; the term "EBIT" shall meal, with respect to any corporation or other entity (and its subsidiaries), or any assets or property, for any period, the consolidated net income of such corporation or other entity (and its subsidiaries), or generated by such assets or property, as the case may be, before interest expense and provisions for income taxes, as the same would appear on such consolidated statement of income, excluding the results of operations which have been discontinued prior to the date of deter-mination; the term "Related Retail Business" shall mean the operation of retail stores offering primarily outer-wear and other apparel for men, women and children, which stores may include departments offering other consumer merchandise typically sold in department stores and may contain leased departments offering other consumer mer-chandise typically sold in department stores; the term "Unrelated Business" shall mean any business other than a Related Retail Business; and the term "Permitted Manu-


                                                                  PAGE 439




   facturer" shall mean any manufacturer of outerwear or apparel for men, women and children.

             6G. Termination or Amendment of Service Agree-ment. The Company covenants that it will not, and will not permit any Subsidiary to (i) terminate the agreement, dated October 31, 1984, as amended (the "Service Agree-ment"), between the Company and each of the Subsidiaries party thereto or (ii) amend the Service Agreement in a manner that would materially reduce the aggregate amount of payments required to be made by Subsidiaries to the Company thereunder.

            7.  EVENTS OF DEFAULT.

             7A. Acceleration. If any of the following events shall occur and be continuing for any reason what-soever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of or premium on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

         (ii) the Company defaults in the payment of any interest on any Note for more than 5 Business Days after the date due; or

         (iii) the Company or any Restricted Subsidiary defaults in any payment of principal of, premium, if any, or interest on any other Indebtedness beyond any period of grace provided with respect thereto, or fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Indebtedness is created (or if any other event thereunder or under any such agreement shall occur and be continuing), and at the time of or following such default, failure or other event such Indebtedness is declared or becomes due prior to any stated maturity, provided that the aggregate amount of all such obligations as to which such acceleration shall occur exceeds $5,000,000; or



                                                                PAGE 440



       (iv) any representation or warranty made by the Company herein or in any writing furnished in connec-tion with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

        (v) the Company fails to perform or observe any agreement contained in paragraph 5c or 6; or

        (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any officer of the company obtains actual knowledge thereof; or

         (vii) the Company or any Restricted Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

         (viii) any decree or order for relief in respect of the Company or any Restricted Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

         (ix) the Company or any Restricted Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary, or of any substantial part of the assets of the Company or any Restricted Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction; or

         (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or-any Restricted Subsidiary and the Company or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered


                                                                PAGE 441


        appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Restricted Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Restricted Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Restricted Subsidiary, which shall have contributed a substantial part of the Consolidated Net Income for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days;

   then (a) if such event is an Event of Default specified in subparagraph (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is any other Event of Default, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Retirement Premium, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that (x) if such event is an Event of Default specified in subparagraph (i) or (ii) of this paragraph 7A in respect of any Note, any Significant Holder may, at its option, by notice in writ-


                                                                 PAGE 442


   ing to the Company, declare the Notes held by such Sig-nificant Holder to be, and all of such notes shall there-upon be and become, immediately due and payable together with interest accrued thereon and together with the Re-tirement Premium if any, with respect to each such Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company,
   (y) if any significant Holder shall have declared all of the Notes held by such Significant Holder to be due and payable pursuant to clause (x) of this proviso, then any other holder may at any time thereafter and until the expiration of 60 days after such other holder shall have received notice from the Company of such declaration, by notice in writing to the Company, declare all of the Notes held by such other holder to be immediately due and pay-able, together with interest accrued thereon and together with the Retirement Premium, if any, with respect to each such Note, without presentment, demand, protest or any other notice of any kind, all of which are hereby waived by the Company, and (z) the Retirement Premium, if any, with respect to each Note shall be due and payable upon any such declaration only if (1) such event is an Event of Default specified in any of subdivisions (i) to (vi), inclusive, of this paragraph 7A, (2) the Required Hold-er(s) in the case of a declaration by the Required Holders (or any significant Holder in the case of a declaration by such Significant Holder) shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and (3) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

             At any time after the principal of, and interest accrued on, together with the Retirement Premium, if any, on any or all Notes are declared due and payable due to the occurrence and continuance of a Default or Event of Default specified in subparagraph (i) or (ii) of this paragraph 7A by any Significant Holder(s) pursuant to the provisions of the preceding sentence, the holders of not less than 51% in aggregate principal amount of the Notes then outstanding, by written notice to the Company may rescind and annul any such declaration and its conse-quences if (A) the Company has paid all overdue interest on such Notes, the principal of and Retirement Premium, if any, on such Notes which have become due otherwise than by


                                                               PAGE 443


   reason of such declaration, and interest on such overdue principal and premium and (to the extent permitted by applicable law) any overdue interest in respect of such Notes at the overdue rate applicable to such Notes and (B) no judgment or decree has been entered for the payment of any monies due pursuant to such Notes or this Agreement; but no such rescission and annulment shall extend to or affect any existing Event of Default or Default which shall not have been cured or waived pursuant to paragraph 12C or subsequent Event of Default or Default or impair any right consequent thereto.

             7B. Other Remedies. If any Default or Event of Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

             8. SUBORDINATION OF THE NOTES. The Notes shall be subordinate and junior in right of payment to all Senior Debt to the extent and in the manner provided in this paragraph 8.

            8A. Senior Debt. As used in this paragraph 8, the term "Senior Debt" shall mean (i) all principal of and premium, if any, and interest on any indebtedness of the Company for borrowed money, (ii) all indebtedness (to the extent such indebtedness would appear on a balance sheet of the Company in accordance with generally accepted accounting principles) (other than accounts payable and other current liabilities incurred in the ordinary course of business), whether or not for borrowed money, with respect to which the Company has become directly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by the Company, whether by purchase, consolidation, merger or otherwise, (iii) all rental obligations of the Company under Capitalized Leas-


                                                                PAGE 444


   es, (iv) all indebtedness that has been assumed by the Company and is secured by any Lien on any property or asset owned or held by the Company and (y) all indebtedness, rental obligations under Capitalized Leases and other obligations of others of the character referred to in clauses (i), (ii), (iii) and (iv) with respect to which the Company has become directly liable by way of a Guaranty, in each case outstanding on the date of this Agreement or hereafter created, incurred or assumed by the Company as permitted by the provisions of paragraph 6B(2), provided that "Senior Debt" shall not include any indebt-edness or obligation of the Company owed to any Subsidiary and shall not include any indebtedness or obligation of the Company which, under the instrument evidencing the same or under which the same is outstanding, is subor-dinate to any other indebtedness or obligations of the Company.

           8B.   Agreement to Subordinate.  The Company
   agrees, and each holder by accepting a Note agrees, that the principal of, premium, if any, and interest on the indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this paragraph 8, to the prior payment of all Senior Debt and that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt. All provisions of this paragraph 8 shall be subject to subparagraph 8M.

           8C. Liquidation, Dissolution, Bankruptcy. Upon any payment of distribution of the assets of the Company of any kind or character, whether in cash, property or securities, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property ("Bankruptcy Proceeding"):

          (i) holders of Senior Debt shall be entitled to receive payment in full of the Senior Debt before holders of Notes shall be entitled to receive any payment of principal of or premium, if any, or interest on the Notes, except that holders of Notes may receive shares of stock and any debt securities that are subordinated to Senior Debt to at least the same extent as the Notes, and

         (ii) until the Senior Debt is paid in full, any payment or distribution (whether by setoff

                                                               PAGE 445


              or otherwise) to which holders of Notes would be entitled but for this paragraph 8 shall be made to holders of Senior Debt as their interests may appear, except that holders of Notes may receive shares of stock and any debt securities that are subordinated to Senior Debt to at least the same extent as the Notes.

             For purposes of this paragraph 8, "payment in full" and "payment of all", as used with respect to any Senior Debt, means the receipt of cash or securities (taken at their Fair Value at the time of receipt, deter-mined as hereinafter provided) equal to the amount of all such Senior Debt. In the event that securities are re-ceived in accordance with any plan of reorganization or readjustment which has been approved by the holders of Senior Debt as a class as payment of, in consideration of, or in exchange for Senior Debt, such Senior Debt shall be deemed "paid in full."

             "Fair Value" means, for purposes of this sub-paragraph 8C, (a) if the securities are quoted on a na-tionally recognized securities exchange, the closing price on the day such securities are received or, if there are not sales reported on that day, the reported closing bid price on that day, and (b) if the securities are not so quoted, a price determined by a nationally recognized investment banking house selected by the holders of Senior Debt receiving such securities, such price to be deter-mined as of the date of receipt of such securities by the holders of Senior Debt.

             8D. Default on Senior Debt. The Company may not pay principal of, premium, if any, or interest on the Notes or make any deposit for the purpose of paying or defeasing the payment of principal of, premium, if any, or interest on any Notes, and may not repurchase, redeem or otherwise retire any Notes (collectively "pay the Notes") if any default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless the default has been cured or waived, any such acceleration has been rescinded or such Senior Debt has been paid in full; provided, however, that the Company may pay the Notes without regard to the foregoing if the Company receives written notice approving such payment from the Designated Senior Debt Representative. The "Designated Senior Debt Representative" shall mean such



                                                                PAGE 446

   Person as the Company shall have designated as the "Desig-nated Senior Debt Representative" in a notice given by the Company to the holders of all the Notes (or the most recent such notice if more than one such notice shall have been given), which notice, shall certify that such designation is in compliance with all instruments evidenc-ing Senior Debt or under which Senior Debt is outstanding, provided that if not such notice shall have been given, the "Designated Senior Debt Representative" shall mean any holder of Senior Debt which the Required Holder(s) deter-mines to recognize as the "Designated Senior Debt Repre-sentative". During the continuance of any default in any amount exceeding $3,500,000 in the payment of Senior Debt or the continuance of any default in the performance of any negative covenant in any agreement under which such Senior Debt is created pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration), the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company of written notice of such default from the Designated Senior Debt Representative specifying an election to effect a Payment Blockage Period (a"Pay-ment Notice") and ending on the earlier of the cure or waiver of such default and 179 days thereafter (unless earlier terminated (i) by written notice to the Company from the Designated Senior Debt Representative or (ii) by payment in full of such Senior Debt), provided, however, that there shall be no Payment Blockage Period if the aggregate amount of Senior Debt outstanding is less than $15,000,000. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this subparagraph 8D), the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Payment Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Debt during such period, and not more than six Payment Notices with respect to covenant defaults with respect to Senor Debt during such period, and not more than six Payment Notices with respect to covenant defaults may be given over the life of the Notes. No additional Payment Notice may be given with respect to any default which as know to any holder of Senior Debt at the time a prior Payment Notice was given.

             8E. Acceleration of Payment of Notes.  If an
   Event of Default shall have occurred and be continuing
   (other than an Event of Default specified in clause


                                                                 PAGE 447


   (viii), (ix) or (x) of paragraph 7A with respect to the Company), the holders electing to accelerate the Notes shall give the Designated Senior Debt Representative 5 Business Days' prior written notice before accelerating the Notes, which notice shall state that it is a "Notice of Intent to Accelerate"; provided, however, that such holders may so accelerate the Notes upon the earlier to occur of the expiration of such 5 Business Day period and the date of acceleration of any Senior Debt. If payment of the Notes is accelerated because of an Event of De-fault, the Company shall promptly notify holders of Senior Debt of the acceleration. Notwithstanding the above such holders of the Notes may not accelerate or exercise any judicial or nonjudicial remedy with respect thereto during the first forty-five days of a Payment Blockage Period, unless the maturity of any Senior Debt is accelerated in accordance with its terms.

             8F. When Distribution Must Be Paid Over. If a distribution is made to the holders of Notes in contraven-tion of the terms of this paragraph 8, the holders of Notes who receive the distribution shall hold it in trust for holders of Senior Debt and upon the written request of the Designated Senior Debt Representative pay it over to them as their interests may appear, provided that, unless the Designated Senior Debt Representative shall sustain the burden of proof in a court of competent jurisdiction that the holders of Notes receiving such distribution had actual knowledge that such distribution contravened the terms of this paragraph 8, each such obligation to hold in trust and pay over such distribution arising under this subparagraph 8F shall terminate on the earlier of (i) six months after the date of such distribution, (ii) the cure or waiver of the default following and in respect of which such distribution contravened the terms of this para-graph 8, (iii) the rescission of any acceleration upon such default (unless a Payment Blockage Period shall remain in effect thereafter) and (iv) the payment in full of the Senior Debt in respect of which such default had occurred. If at the time that any amount is turned over to the holders of Senior Debt pursuant to this para-graph 8F such amount shall not be required to be applied to the payment of Senior Debt because no Senior Debt shall then be due and payable, the holders of such Senior Debt shall hold such amounts as security for the payment of Senior Debt and shall apply such amounts to the payment of Senior Debt when such Senior Debt shall become due and payable, except that, if prior to the time of such ap-

                                                                  PAGE 448

   plication the holders of the Notes would be entitled to receive payments from the Company pursuant to the provi-sions of this Agreement and the Notes which would not contravene the provisions of this paragraph 8, such hold-ers of Senior Debt shall, if requested in writing by the holders of the Notes, return such amounts to the holders of the Notes.

            8G. Subrogation. If any payment or distribu-tion to which the holders of the Notes would otherwise have been entitled but for the provisions of this para-graph 8 shall have been applied, pursuant to the provi-sions of this paragraph 8, to the payment of Senior Debt in full, then and in such case, the holders of the Notes shall be entitled to receive from the holders of Senior Debt any payment of distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all Senor Debt in full. After all Senior Debt is paid in full and until the Notes are paid in full, the holders of the Notes shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this paragraph 8 to holders of Senor Debt which otherwise would have been made to holders of notes is not, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the holders of Notes, on the other, a payment by the Company on Senior Debt.

            8H. Relative Rights. This paragraph 8 defines the relative rights of the holders of the Notes and holders of Senior Debt. Except as provided in this paragraph 8 nothing in this Agreement shall:

            (i)    impair, as between the Company and the
                   holders of the Notes, the obligation of
                   the Company, which is absolute and
                   unconditional, to pay principal of,
                   premium, if any, and interest on the
                   Notes as and when the same shall become
                   due and payable in accordance with their terms; or

           (ii) prevent any holder of a Note from exer-cising its available remedies upon a De-fault or Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to the holders of Notes.


                                                                 PAGE 449

             8I. Subordination may Not Be Impaired by Com-pany. No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Agree-ment.

            8J. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to the Designated senior Debt Representa-tive (if any).

            8K. Paragraph 8 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this paragraph 8 shall not be construed as preventing the occurrence of a Default or Event of Default. Except as expressly set forth in subparagraph 8E nothing in this paragraph 8 shall have any effect on the right of the holders of Notes to accelerate the maturity of the Notes.

           8L. Trust Moneys Not Subordinated. Notwith-standing anything contained herein to the contrary, pay-ments from money or the proceeds of obligations issued or guaranteed by the United States of America held in trust for the purpose of defeasing the payment of principal of, premium, if any, and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this paragraph 8 and none of the holders of Notes shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the company or any other creditor of the Company.

            8M. Entitled to Rely. Upon any payment or distribution pursuant to this paragraph 8, holders of the Notes shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in subparagraph 8C are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the holders of the Notes or (iii) upon the Designated Senior Debt Representative for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or dis-


                                                               PAGE 450


   tributed thereon and all other facts pertinent thereto or to this paragraph 8. In the event that the Company deter-mines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pur-suant to this paragraph 8, the Company may request such Person to furnish evidence to the reasonable satisfaction of the company as to the amount of Senior Debt held by such Person, the extend to which such Person is entitled to participate in such payment or distributions and other facts pertinent to the rights of such Person pending judicial determination as to the right of such Person to receive such payment.

                8N.  Reliance by  Holders of Senior Debt on
   Subordination Provisions. Each holder of a Note, by accepting a Note, acknowledges and agrees that the fore-going subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provi-sions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

           8O. Reinstatement of Subordination. If, at any time, all or part of any payment of any of the Senior Debt theretofore made by the Company or any other Person is rescinded or must otherwise be returned by the holders of Senior Debt for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other Person), these subordination provisions shall continue to be effective or be reinstated, as the case may be all as though such payment had not been made.

           9.  REPRESENTATION, COVENANTS AND WARRANTIES.
   The Company represents, covenants and warrants:

           9A. Organization. The Company is a corpora-tion duly organized and existing in good standing under the laws of the State of Delaware, each Restricted Sub-sidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incor-



                                                                   PAGE 451

   porated, and the Company has and each Restricted Sub-sidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company and, when executed and delivered by the Company, will constitute legal, valid and binding obligations of the Company. The Guarantee has been duly authorized by all necessary corporate action on the part of the Guarantor and, when executed and delivered by the Guarantor, will constitute a legal, valid and binding obligation of the Guarantor. There are no Restricted Subsidiaries in existence as of the date hereof other than those listed in Exhibit D attached hereto.

           9B. Business; Financial Statements. The Com-pany has furnished you with complete and correct copies of a private placement memorandum with respect to the Company, dated May 1990 (the "Memorandum"), prepared by The First Boston Corporation and Ladenburg, Thalmann & Co., Inc. for use in connection with the Company's private placement of the Notes. There are included in the Memor-andum (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of July 1, 1989 and Octo-ber 29, 1988, and the related statements of income, stock-holders' equity and cash flows for the eight months ended July 1, 1989 and for the year ended October 29, 1988 and October 31, 1987 (the "Audited Financial Statements"), accompanied by the opinion thereon of Touche Ross & Co., independent public accountants, and (ii) the unaudited condensed consolidated balance sheets of the Company and its Subsidiaries as at December 30, 1989 and December 31, 1988 and the related unaudited condensed consolidated statements of income and cash flows for the period of six months and three months ended on each such date (the "Interim Financial Statements"). The Company has also furnished you with complete and correct copies of the unaudited condensed consolidated balance sheets of the Company and its Subsidiaries as at March 31, 1990 and April 1, 1989 and the related unaudited condensed con-solidated statements of income and cash flows for the periods of nine months and three months then ended (to-gether with the Audited Financial Statements and the Interim Financial Statements, the "Financial Statements"). The Memorandum correctly describes in all material re-spects, as of the date thereof, the business then con-ducted and proposed to be conducted by the Company and its Restricted Subsidiaries. The Financial Statements


                                                                  PAGE 452

   (including any related schedules and/or notes) are true and correct in all material respects have been prepared in accordance with generally accepted accounting prin-ciples consistently followed throughout the periods in-volved and show all liabilities, direct and contingent, of the Company and its consolidated Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its consolidated Subsidiaries as at the dates thereof, and the statements of income, shareholders' equity, and cash flows fairly present the results of the operations of the Com-pany and its consolidated Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition (financial or other), assets, properties, operations or prospects of the Company or the Company and its consolidated Subsidiaries taken as a whole since July 1, 1989.

            9C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition (financial or other),, assets, proper-ties, operations or prospects of the Company or the Com-pany and its Restricted Subsidiaries taken as a whole.

             9D. Outstanding Indebtedness.  Neither the
   Company nor any of its Restricted Subsidiaries has out-standing any Indebtedness except as described in the Financial Statements or in Exhibit E hereto. There exists no material default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

             9E. Title to Properties. Each of the Company and its Restricted Subsidiaries has good and indefeasible title to its respective real properties (other than pro-perties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at July 1, 1989 referred to in paragraph 9B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(l). All leases necessary in any material respect for the conduct of the respective busi-


                                                               PAGE 453

   nesses of the Company and its Restricted Subsidiaries are valid and subsisting and are in full force and effect.
   As of the date hereof, all of the outstanding capital stock of each Restricted Subsidiary is validly issued, fully paid and non-assessable, and all such capital stock is owned by the Company or a Restricted Subsidiary free and clear of any Lien of any kind.

             9F. Taxes. The Company has and each of its Subsidiaries has filed all Federal, State and other income tax returns which, to the best knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assess-ments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which ade-quate reserves have been established in accordance with generally accepted accounting principles.

             9G. Conflicting Agreements and other Matters. Neither the Company nor any of its Subsidiaries is in violation of any term of its charter or by-laws, and neither the Company nor any of its Subsidiaries is in violation of any term of any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject, the conse-quences of which violation might have a materially adverse affect on the business, operations, affairs, condition (financial or otherwise), properties or assets of the Company or of the Company and its Restricted Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement, the Notes or the Guarantee, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof, of the Notes or of the Guarantee will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidi-aries, any award of any arbitrator or any agreement (in-cluding any agreement with stockholders), instrument,


                                                               PAGE 454
   order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is sub-ject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision con-tailed in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restric-tions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes or Indebtedness of the Guarantor of the type to be evidenced by the Guaran-tee, other than the agreements referred to in para-graph 3E.

           9H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirect-ly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company not any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of sec-tion 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

           9I. Regulation G, etc. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The pro-ceeds of sale of the Notes will be used by the Company to reduce usage of its existing short-term bank lines of credit and to fund working capital and new store expan-sion. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regula-tion G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to

                                                     PAGE 455

   violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

             9J. ERISA. (a) Neither the Company nor any
   Related Person has breached the fiduciary rules of ERISA or engaged in any prohibited transaction in connection with which the Company or any Related Person could be subjected to (in the case of any such breach) a suit for damages or (in the case of any such prohibited trans-action), either a civil penalty assessed pursuant to sec-tion 502(i) of ERISA, a tax imposed by section 4975 of the Code or a lien imposed by section 412(n) of the Code, in any such case which would be materially adverse to the Company or any of its Subsidiaries.

             (b) No Plan subject to Title IV of ERISA or any trust created under any such Plan has been terminated since September 2, 1974 other than those set forth in Exhibit F hereto. Neither the Company nor any Related Person has within the past six years contributed, or had any obligation to contribute, to a single employer plan that has at least two contributing sponsors not under common control or ceased operations at a facility under circumstances which could result in liability under sec-tion 4068(f) of ERISA. No liability to the PBGC has been or is expected by the Company to be incurred with respect to any Plan by the Company or any Related Person which is or would be materially adverse to the Company and the Restricted Subsidiaries taken as a whole. There has been no reportable event (within the meaning of section 4043(b) of ERISA) or any other event or condition with respect to any Plan which presents a risk of termination of any such Plan by the PBGC under circumstances which in any case could result in liability which would be materially ad-verse to the Company and the Restricted Subsidiaries taken as a whole.

             (c) Full payment has been made (or will be made within the period described in section 412 of the Code) of all amounts which the Company or any Related Person is required under the terms of each Plan to have paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof (or will be made within the period described in section 404 of the Code), and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with



                                                              PAGE 456

   respect to any plan. Each Plan satisfies the minimum funding standard of section 412 of the code.

             (d) The value of benefit liabilities under any Plan, determined as of the end of such Plants most recently ended plan year (determined as of such date based on assumptions prescribed by the PBGC), did not exceed the current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA.

             (e)    Since April 28, 1980, (i) neither the
   Company nor any Related Person has been obligated to contribute to any Multiemployer Plan, (ii) neither the Company nor any Related Person has incurred, or is reason-ably expected to incur, any withdrawal liability to any Multiemployer Plan, and (i@ii) neither the Company nor any Related Person has been notified by the sponsor of a Multiemployer Plan to which the Company or any Related Person is obligated or has been obligated to contribute that such Multiemployer Plan has been terminated or is in reorganization and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated.

             (f)   Neither the Company nor any Related
   Person has, or is expected to incur, any liability for post retirement benefits under any and all welfare benefit plans (as defined in section 3(1) of ERISA), whether written or unwritten, which are or have been established or maintained, or to which contributions are or have been made, by the Company or any Related Person.

             (g) If the Company and any Related Persons withdraw from all Multiemployer Plans to which they or any of them are or have been obligated to contribute under Title IV of ERISA, the amount of withdrawal liability as of the date hereof would not exceed $500,000.

             (h)    Neither the Company nor any Related
   Person has engaged in any transaction that could result in the incurrence of any liabilities under section 4069 or section 4212 of ERISA.

            (i) The execution and delivery of this Agree-ment and the Other Agreements and the issuance and sale of the Notes will not involve any transaction which is sub-ject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to


                                                                PAGE 457

   section 4975 of the Code. The representation by the Com-pany in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 10(ii) and the representations of the Other Pur-chasers contained in paragraph 10(ii) of the Other Agree-ments as to the source of the funds to be used to pay the purchase price of the Notes to be purchased by you and the other Purchasers, respectively. With respect to any Plan identified in writing to the Company in accordance with clause (c) of paragraph 10(ii), neither the Company nor any "affiliate" (as defined in Section V(c) of PTE 84-14) is described in the proviso of such clause (c).

             9K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Per-son, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the closing Date with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agree-ment or the Guarantee, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof, of the Notes or of the Guarantee.

             9L. Status Under Certain Federal Statutes. (i) The Company is not (a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding com-pany", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (c) a "public utility" as such term is defined in the Federal Power Act, as amended; and (ii) neither the Company nor any of its Subsidiaries is a "rail carrier or a person controlled by or affiliated with a rail carrier"' within the meaning of Title 49, U.S.C., and the Company is not a "carrier" to which 49 U.S.C. SS 11301(b)(1) is applicable.

             9M. Foreign Assets  Control  Regulations,  etc.
   Neither the issue and sale of the Notes by the Company nor


                                                                 PAGE 458

   its use of the proceeds thereof as contemplated by this Agreement Will violate the Foreign Assets Control Regula-tions, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regula-. tions, the Soviet Gold Coin Regulations or the Panamanian Transactions Regulations of the United states Treasury Department (31 C.P.R., Subtitle B, Chapter V, as amended).

             9N. Environmental Hatters. The Company and each of its Subsidiaries has obtained all permits, licenses and other authorizations that are required under all Environmental Laws, including laws relating to emissions, discharges, releases, or threatened releases of contaminants into the environment (including, without limitation, ambient air, surface water, ground water, or land) or otherwise relating to the manufacture, process-ing, distribution, use, treatment, storage, disposal, transport, or handling of contaminants, except to the extent that failure to have any such permit, license, or other authorization does not have a material adverse effect on business, operations or financial condition of the Company and its Restricted Subsidiaries. The Company and each of its Subsidiaries and all properties they own or lease are in compliance with all terms and conditions of all such permits, licenses, and other authorizations required to be obtained by it, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, sched-ules, and timetables contained in those Environmental Laws or in any regulation, ordinance, code, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder, except to the extent that failure so to comply does not have a material adverse effect on the business, operations or financial condition of the Company and its Restricted Subsidiaries. The Company is not aware of any prior use of any of the owned or leased properties of the Company or any of its Subsidiaries, by any Person, that constitutes a violation of any Environmental Laws, except to the extent that such violation does not have a material adverse effect on the business, operations or financial condition of the Company and its Restricted Subsidiaries. The Company is not aware of any event, condition, or activity which may interfere with or prevent continued compliance by the Company and each of its Subsidiaries with all


                                                                  PAGE 459

   Environmental Laws, except to the extent that failure so to continue to comply would not have a material adverse effect on the business, operations or financial condition of the Company and its Restricted Subsidiaries. For the purposes of this paragraph 9N, "Environmental Laws" shall mean any and all federal, state, local, and foreign stat-utes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements, or governmental restrictions relat-ing to the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

             90. Disclosure. Neither this Agreement, the Memorandum nor any other document, certificate or state-ment furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Restricted Subsidiaries which mate-rially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Restricted Subsidiaries and which has not been set forth in this Agreement, the Memo-randum or in the other documents, certificates and state-ments furnished to you by or on behalf of the Company prior to the date hereof in connection with the transac-tions contemplated hereby.

             10. REPRESENTATIONS OF THE PURCHASER. (i) You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds, which accounts or funds are accredited investors (as such term is defined under Regulation D promulgated under the Securities Act), in each case for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Notes, provided that the disposition of your property shall at all times be within your control.

             (ii)  You represent that at least one of the
   following statements is an accurate representation as to the source of funds to be used by you to pay the purchase price of the Notes purchased by you hereunder:


                                                               PAGE 460

                 (a) if you are an insurance company, no part of such funds constitutes assets allocated to any separate account maintained by you in which an employee benefit plan (or its related trust) has any interest; or

                 (b)  If you are an insurance company, to the
            extent that any of such funds constitutes assets allocated to any separate account maintained by you, (i) such separate account is a "pooled separate account" within the meaning of Prohibited Transaction Class Exemption 90-1, in which case you have disclosed to the Company the names of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this subdivision (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or (ii) such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which you have delivered to the Company; or

                  (c)  If you are an insurance company, the
            source of such funds is an "investment fund" managed by a "qualified professional asset manager" or QPAM" (as defined in Part V of Prohibited Transaction Class Exemption 84-14, issued March 13,
            1984), ad the purchase is exempt under Prohibited Transaction Class Exemption 84-14, provided that no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of Prohibited Transaction Class Exemption 84-14) has at this time, and during the immediately preceding one year has exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to this paragraph
            (c) or to negotiate the terms of said QPAM's management agreement (including renewals or modifications thereof) on behalf of any such identified plans; or



                                                               PAGE 461


               (d)  if you are an insurance company, no
            part of such funds constitutes the assets of any separate account maintained by you, the application of which assets to such purchase would cause such purchase to constitute a prohibited transaction under Section 406(a) of ERISA; or

              (e)   if you are other than an insurance
            company, all or a portion of such funds consists of funds which do not constitute assets of any employee benefit plan (other than a governmental plan exempt from the coverage of ERISA) and the remaining portion, if any, of such funds consists of funds which may be deemed to constitute assets of one or more specific employee benefit plans, complete and accurate information as to the identity of each of which you have delivered to the Company in writing.

   As used in this paragraph 10, the terms "employee benefit plan". "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in
   Section 3 of ERISA.

             11.   DEFINITIONS.  For the purpose of this
   Agreement, the terms defined in paragraphs 1 and 2 shall have the respective meanings specified therein and the following terms shall have the meanings specified with respect thereto below:

             11A.  Retirement Premium Terms.

             "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B (any partial prepayment being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates) or is de-clared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

             "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual


                                                                PAGE 462

   basis) equal to the Reinvestment Yield with respect to such Called Principal.

             "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Set-tlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (b) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
   H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between reported yields.


           "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) ob-tained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calc-culated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining scheduled Payment.

           "Remaining Scheduled payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Prin-cipal were made prior to its scheduled due date.


                                                               PAGE 463

             "Retirement Premium" shall mean, with respect to any Note, a premium equal to either (i) if the Settlement Date is prior to June 27, 2000, the excess,, if any, of the Discounted Value of the Called Principal of such Note over the sum of (a) such Called Principal plus (b) interest accrued thereon as of (including interest due on) such Settlement Date with respect to such Called Principal, or (ii) if the Settlement Date is on or after June 27, 2000, the premium (a percentage of the Called Principal) applicable in accordance with the following table, depending on the 12-month period in which the Settlement Date occurs:

   12-Month Period Commencing
   on and Including June 27      Premium

      2000                         2.83%
      2001                         2.12%
      2002                         1.41%
      2003                          .71%
      2004                            0%


The Retirement Premium shall in no event be less than zero.

          "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

         11B.  Other Terms.

          "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Restricted Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Bankruptcy Law" shall have the meaning specified in subparagraph (viii) of paragraph 7A.

          "Business Day" shall mean any day other than a


                                                               PAGE 464



Saturday, a Sunday or a day on which commercial banks in New York
City are required or authorized to be closed.

          "Capitalized Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with generally accepted accounting principles, be required to be classified and accounted for as a capitalized lease on a balance sheet of such Person, other than, in the case of the Company or a Restricted Subsidiary, any such lease under which the Company or a Wholly-owned Restricted Subsidiary is the lessor.

          "Capitalized Lease obligation" shall mean any rental obligation under a Capitalized Lease taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with generally accepted accounting principles.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Common Stock" shall mean, as applied to any corporation, shares of such corporation which shall not be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation.

          "Consolidated Indebtedness" shall mean as at any date of determination, the total of all Indebtedness of the company and its Restricted Subsidiaries outstanding on such date, excluding Indebtedness owed to the Company or a Wholly-owned Restricted Subsidiary.

          "Consolidated Net Income" shall have the meaning specified in paragraph 6A.

          "Consolidated Net Worth" shall mean, as at any date of determination, consolidated stockholders' equity of the Company and its Restricted Subsidiaries determined in accordance with generally accepted accounting principles on a consolidated basis (excluding (i) any equity of the Company or any Restricted Subsidiary in any unrestricted Subsidiaries, (ii) the book amount included in such consolidated stockholders' equity of treasury stock, unamortized debt discount and expense, goodwill, trade-marks, trade names, patents, deferred charges and other




                                                                 PAGE 465





intangible assets and (iii) the book amount included in such consolidated stockholders' equity of any write-up of the value of any assets after the date of this Agreement), after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries or properly attributable to Preferred Stock of Restricted Subsidiaries not owned by the Company or another Restricted Subsidiary.

          "Designated Senior Debt Representative,, shall have the meaning specified in paragraph SD.

          "ERISA" shall mean the Employee Retirement income
Security Act of 1974, as amended.

          "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

         "Financial Statements" shall have the meaning specified in paragraph 9B.

         "Guarantee" shall have the meaning specified in paragraph 3F.

         "Guarantor" shall have the meaning specified in paragraph 3F.

         "Guaranty", as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, with-out limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement
(contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security there-for, or to provide funds for the payment or discharge of



                                                               PAGE 466



   such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide as-surance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of the obliga-tion guaranteed.

            "Indebtedness", as applied to any Person, shall mean (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed, (b) any indebtedness (to the extend such indebt-edness would appear on a balance sheet of such Person in accordance with generally accepted accounting principles) (other than accounts payable and other current liabilities incurred in the ordinary course of business) whether or not for borrowed money, with respect to which such Person has become directly or inderectly liable and which repre-sents or has ben incurred to finance the purchase price
   (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise, (c) all Capitalized Lease Obligations of such Person, (d) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebt-edness secured thereby shall have been assumed, and (e) all indebtedness, Capitalized Lease Obligations and other obligations of others of the character referred to in clauses (a), (b), (c) and (d) with respect to which such Person has become liable by way of a Guaranty. In determining the Indebtedness of the Company and its Re-stricted Subsidiaries, there shall be included all Preferred Stock of any Restricted Subsidiary not owned by the Company or a Wholly-Owned Restricted Subsidiary, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and there shall be excluded all indebtedness of the Company or any of its Restricted Subsidiaries of the character referred to in clauses (a), (b), (c), (d) and (e) deemed to be extinguished under generally accepted accounting prin-ciples, but only to the extent a corresponding amount of


                                                             PAGE 467



   assets shall be excluded under generally accepted account-ing principles in determining Consolidated Net Worth.

           "Institutional Investor' shall mean you, any insurance company, pension fund, mutual fund, investment company, bank, savings bank, savings and loan association, investment banking company, trust company, or any finance or credit company, any portfolio or any investment fund managed by any of the foregoing, or any other institution-al investor, and any nominee of the foregoing.

           "Investment" shall have the meaning specified in paragraph 6B(5).

           "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (includ-ing any agreement to give any of the foregoing, any con-ditional sale or other title retention agreement, any Capitalized Lease, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

           "Memorandum" shall have the meaning specified in paragraph 9B.

           "Multiemployer Plan" shall mean any plan which is a "Multiemployer plan" as such term is defined in sec-tion 4001(a)(3) of ERISA.

           "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

           "Officer's Certificate" shall mean a certificate signed in the name of the Company by its President, one of its Vice President or its Treasurer.

           "Payment Notice" shall have the meaning specified in paragraph 8D.

           "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

           "Plan" shall mean an "employee pension benefit plan" (as defined in section 3(2) of ERISA) which is or has been established or maintained, or to which contribu-


                                                                   PAGE 468

   tions are or have been made, by the Company or any of its Related Persons.

             "Preferred stock", as applied to any corpora-tion, shall mean shares of such corporation which shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation or both.

             "PBGC" shall mean the Pension Benefit Guaranty corporation or any other govern mental authority succeeding to any of its functions.

             "Related Person" with respect to any Person, shall mean any trade or business, whether or not incor-porated, which together with such Person, is under common control, as defined in section 414(c) of the Code.

             "Required Holder(s)" shall mean the holder or holders of at least 60% of the aggregate principal amount of all the Notes at the time outstanding.

             "Restricted Subsidiary" shall mean any Sub-sidiary of which more than 50% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is made, be owned by the Company either directly or through Re-stricted Subsidiaries and which (i) is organized and existing under the laws of the United States of America or any state thereof or Canada or any province thereof or Puerto Rico or the U.S. Virgin Islands,, (ii) has substan-tially all of its properties and assets located, and conducts substantially all of its business, in the United States of America or Canada or any province thereof or Puerto Rico or the U.S. Virgin Islands, (iii) does not have in the chain of ownership between the Company and such Subsidiary any Unrestricted Subsidiary and (iv) has not been effectively designated as an Unrestricted Sub-sidiary by resolution of the board of directors of the Company, or, having been so designated, has thereafter been effectively designated as a Restricted Subsidiary by resolution of the board of directors of the Company. No designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be effective unless (a) at the time of such designation, such Subsidiary does not own any shares of Common Stock or Indebtedness of any other Restricted Subsidiary which is not simultaneously being designated as


                                                                PAGE 469

   an Unrestricted Subsidiary or any shares of Common Stock or Indebtedness of the Company, (b) immediately before giving effect to such designation, no condition or event exists which constitutes a Default or Event of Default,
   (c) immediately after giving effect to such designation, the Company could incur at least $1 of additional Indebt-edness under the provisions of paragraph 6B(2) and at least $1 of additional Indebtedness secured by a Lien under the provisions of paragraph 6C, (d) immediately after giving effect to such designation, no condition or event exists which constitutes a Default or Event of De-fault and (e) such Subsidiary has not previously been an Unrestricted Subsidiary. No designation of an Unrestrict-ed Subsidiary as a Restricted Subsidiary shall be ef-fective unless (i) immediately after giving effect to such designation, (y) such Subsidiary satisfies the conditions of being a Restricted Subsidiary set forth in clauses (i),
   (ii) and (iii) of the first sentence of this definition,
   (w) such Subsidiary shall not be liable with respect to any Indebtedness or lease or hold any Investment or allow its property to be subject to any Lien which it could not become liable with respect to or hold or allow its property to become subject to under this Agreement on the date of such designation if it were then a Restricted Subsidiary, (x) the Company could incur at least $1 of additional Indebtedness under the provisions of paragraph 6B(2) and (y) no condition or event shall exist which constitutes a Default or Event of Default, and (ii) such Subsidiary has not previously been a Restricted Subsidiary.

             "Sale and Leaseback Transaction" shall have the meaning specified in paragraph 6B(3).

             "Securities Act" shall mean the Securities Act of 1933, as amended.

             "Senior Debt" shall have the meaning specified in paragraph 8A.

             "Significant Holder" shall mean (i) you, so long as you shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other Institutional
   Investor which is at the time a holder of any Notes.

             "Subsidiary" shall mean any corporation at least a majority of the total combined voting power of all


                                                                   PAGE 470

   classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

             "Total Capitalization" shall mean as at any date of determination the sum of Consolidated Indebtedness (excluding items thereof which under generally accepted accounting principles are not included in total liabili-ties on a consolidated balance sheet of the Company and its Restricted Subsidiaries) and Consolidated Net Worth.

             "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

             "Unrestricted Subsidiary" shall mean any Sub-sidiary which is not at the time a Restricted Subsidiary.

             "Voting Stock" shall mean any shares of stock of the Company whose holders are entitled under ordinary circumstances to vote for the election of directors of the Company (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

             "Wholly-owned Restricted Subsidiary" shall mean any Restricted Subsidiary all of the outstanding capital stock of which shall, at the time as of which any deter-mination is made, be owned by the Company either directly. or through Wholly-Owned Restricted Subsidiaries.

            12.  MISCELLANEOUS.

             12A. Note Payments. The Company agrees that, so long as you shall hold any Note, it will make payments of principal of the Notes and premium, if any, and in-terest thereon, which comply with the terms of this Agree-ment, by wire transfer of immediately available funds for credit to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any


                                                                 PAGE 471



   Transferee which shall have made the same agreement in writing as you have made in this paragraph l2A.

             12B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consum-mated, to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by you or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement or the Guarantee, whether or not such proposed modification shall be effected or proposed consent granted, (ii) the costs of obtaining a private placement number from Standard & Poor's Corporation for the Notes and (iii) the costs and expenses, including attorneys' fees, incurred by you or any Transferee in enforcing any rights under this Agreement, the Notes or the Guarantee or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 12B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

           12C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the company shall obtain the writ-ten consent to such amendment, action or omission to act, of the Required Holder(s), except that no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to any Note, or affect the time, amount or allocation of any required prepayments of the Notes, or reduce the propor-tion of the principal amount of the Notes required with respect to any consent, without the written consent of the holder or holders of all Notes at the time outstanding. Each holder of any Note at the time or thereafter out-standing shall be bound by any consent authorized by this paragraph 12C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued

                                                              PAGE 472

   thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

             12D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable and trans-ferable as registered notes without coupons in denomina-tions of at least $l00,000 except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide or the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be ex-changed for other Notes of like tenor and of any autho-rized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the prin-cipal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its ex-pense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instru-ment of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agree-ment, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.


                                                               PAGE 473

              12E.  Persons Deemed Owners; Participations.
   Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other pur-poses whatsoever, whether or not such Note shall be over-due, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participa-tions in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

             12F. Survival of Representations and Warran-ties; Entire Agreement. All representations and warran-ties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any inves-tigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

             12G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limita-tion, any Transferee) whether so expressed or not.

         12H. Disclosure to other Persons. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other informa-tion disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, of-ficers, employees, agents and professional consultants,
   (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such


                                                                 PAGE 474

   Note, (v) any federal or state regulatory authority having jurisdiction over such holder, (vi) the National Associa-tion of Insurance Commissioners or any similar organiza-tion, (vii) Standard & Poor's Corporation (in connection with obtaining a private placement number for the Notes) or (viii) any other Person to which such delivery or dis-closure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Note.

             12I. Notices. All written communications pro-vided for hereunder shall be sent by first class mail or telecopy or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, ad-dressed to such other holder at such address as such other holder shall have specified to the Company in writ-ing or, if any such other holder shall not have so speci-fied an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and
   (iii) if to the Company, addressed to it at 1830 Route 130, Burlington, New Jersey 08016, Attention: Robert LaPenta, Jr., Corporate Controller, Chief Accounting Officer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

             12J. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

             12K. Satisfaction Requirement. If any agree-ment, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or


                                                         PAGE 475


   the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

             12L. Solicitation of Noteholders. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of an of the provi-sions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient informa-tion to enable it to make an informed decision with re-spect thereto. Executed or true and correct copies of any waiver sent or effected pursuant to the provisions of this paragraph 12L shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes for any consent by such holder in its capacity as a holder of Notes to any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

           l2M. GOVERNING LAW.  THIS AGREEMENT SHALL BE
   CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS
   OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE
   OF NEW YORK.

             12N. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.










                                                               PAGE 476


            If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed coun-terpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                             Very truly yours,

                             BURLINGTON COAT FACTORY
                              WAREHOUSE CORPORATION

                             By  /s/ Robert LaPenta, Jr.
                                 Title: Chief Accounting Officer

   The foregoing Agreement is
   hereby accepted as of the
   date first above written.

   THE PRUDENTIAL INSURANCE COMPANY
     OF AMERICA

   By /s/ Richard B. Rogers
      Title: Vice President

   NATIONAL OLD LINE INSURANCE COMPANY


   By   /s/ Donald W. Chamberlain
        Title: Vice President

   AUSA LIFE INSURANCE COMPANY


   By   /s/ Donald W. Chamberlain
      Title: Vice President


   GENERAL AMERICAN LIFE
     INSURANCE COMPANY

   By   /s/ Leonard M. Rubenstein
        Title: Vice President and Treasurer







                                                            PAGE 477


   LIFE INSURANCE COMPANY OF
     THE SOUTHWEST


   By  /s/ Susan J. Jennings
       Title: Vice President
             General Counsel & Secretary

   LUTHERAN BROTHERHOOD


   By /s/ Mark L. Simenstad
      Title: Assistant Vice President


   SAFECO LIFE INSURANCE COMPANY


   By /s/ Ronald Spaulding
     Title: Vice President


   THE UNION CENTRAL LIFE INSURANCE
     COMPANY

   By  /s/ William G. Brenner
      Title: Treasurer





















                                                          PAGE 478